Exhibit 99.1

Williams-Sonoma, Inc. announces second quarter 2020 results

Net comparable brand revenue growth accelerates to 10.5%

GAAP operating margin of 12.4%; Non-GAAP operating margin expansion of 620bps to 13.1%

GAAP diluted EPS of $1.70; Non-GAAP diluted EPS of $1.80, growing 107%

Updates long-term financial guidance

San Francisco, CA, August 26, 2020 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second fiscal quarter ended August 2, 2020 (“Q2 20”) versus the second fiscal quarter ended August 4, 2019 (“Q2 19”).

“We delivered an exceptional second quarter with net comp growth of 10.5% and demand comp growth of almost 19%, operating margin expansion to nearly double that of last year, and record earnings growth of over 100%. E-commerce again drove our results growing 46% in the quarter, and our stores performed better-than-expected, improving throughout the quarter as we re-opened. In a time when home is more important than ever, we have taken this opportunity to push our longer term plans. We will:

1.	Accelerate digital growth and fundamentally shift the channel mix of our business;

2.	Focus our marketing strategy on content and building customer relationships; and

3.	Step up our profitability in our longer term earnings outlook.

Our digital-first strategy, our trusted and curated brands, our omni-channel approach, and our commitment to sustainability will continue to provide a powerful source of differentiation and competitive advantage as we execute against these priorities,” said Laura Alber, President and Chief Executive Officer.

“As always, and especially in challenging times, what makes us proud as a company goes well beyond the products we sell. In the last several months, we have witnessed not only the ongoing impact of a global pandemic but also heartbreaking reminders of racial injustice in our country,” Alber continued. “As we continue to support COVID-19 relief efforts in our communities, we are also taking action to help drive positive change and create a more equitable, inclusive future for all. These are extraordinary times that require us to continuously evolve and rethink how we best serve all our stakeholders. We are rising to the challenge, learning and adapting, and leading with our values in everything we do.”

Alber concluded, “Longer term, we believe the behavioral changes and industry shifts that have emerged from the pandemic will persist and continue to favor our business. We are investing in the next phase of our growth and the opportunities that position us for accelerated market share gain.”

SECOND QUARTER 2020

•	Net revenue growth of 8.8% to $1.491 billion, driven by a significant acceleration in e-commerce revenue growth to approximately 46%
•	E-commerce penetration reached an all-time high of almost 76% of total company revenues
•	Demand comparable brand revenue growth of almost 19%, which includes orders placed but not yet filled in the quarter (See Exhibit 1)
•

Net comparable brand revenue growth of 10.5%, with sequential and year-over-year acceleration in nearly all brands, including Williams Sonoma at a record 29.4%, Pottery Barn at 8.1% and West Elm at 7.0%

•	Gross margin expansion of 160bps, driven by higher year-over-year merchandise margins and occupancy leverage
•	Occupancy costs were $166 million, down 5.8% from last year and leveraging 170bps
•

GAAP SG&A leverage of approximately 450bps; non-GAAP SG&A leverage of approximately 460bps, reflecting substantially higher advertising ROI and the positive impact of cost reductions across the business, combined with the strength of our topline performance

•	GAAP operating margin of 12.4%; non-GAAP operating margin of 13.1%, nearly double that of last year and the highest quarterly operating margin performance outside of a holiday fourth quarter

•	GAAP diluted EPS of $1.70; non-GAAP diluted EPS of $1.80, nearly 107% higher than last year
•	Maintains strong liquidity position of $948 million in cash, including approximately $216 million in operating cash flow resulting from our strong Q2 20 performance
•	Board of Directors declares quarterly cash dividend of $0.48 per common share, reflecting strong commitment to shareholder returns

GUIDANCE

Given the dynamic nature of the COVID-19 crisis and the continuing macroeconomic uncertainty that could impact its performance, the company is not providing guidance for fiscal year 2020.

Long-Term Financial Guidance

•	Total net revenues growth of mid to high single digits
•	Non-GAAP operating margin expansion
•	Above-industry average ROIC (See Exhibit 1)

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 26, 2020, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION

Julie Whalen EVP, Chief Financial Officer – (415) 616 8524

Elise Wang VP, Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items include expenses related to the acquisition of Outward, Inc., inventory-related charges and store asset impairments due to the impact of COVID-19. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to capture significant opportunities in the home furnishings industry and increase our market share; our ability to continue to improve performance; the sustainability of our online growth; our ability to fill all of the orders placed in the quarter; the quality of our product pipeline; expected improvements in our inventory position; the long-term impact of the pandemic on behavioral changes and industry shifts; our focus on operational excellence; our ability to improve customers’ experience; our optimism about the future; our ability to maximize growth and maintain high profitability; and our long-term financial targets.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the impact of the coronavirus on our global supply chain, retail store operations and customer demand, new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2020 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended August 2, 2020. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, Pottery Barn Teen, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations.

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended				Twenty-six Weeks Ended
	August 2, 2020		August 4, 2019		August 2, 2020		August 4, 2019
		% of Revenues		% of Revenues		% of Revenues		% of Revenues
In thousands, except per share amounts	$		$		$		$
Net revenues	$1,490,777	100%	$1,370,814	100%	$2,725,980	100%	$2,611,946	100%
Cost of goods sold	939,575	63.0	886,953	64.7	1,760,518	64.6	1,683,754	64.5

Gross profit	551,202	37.0	483,861	35.3	965,462	35.4	928,192	35.5
Selling, general and administrative expenses	365,841	24.5	397,696	29.0	731,456	26.8	767,895	29.4

Operating income	185,361	12.4	86,165	6.3	234,006	8.6	160,297	6.1
Interest expense, net	6,464	0.4	2,669	0.2	8,623	0.3	4,922	0.2

Earnings before income taxes	178,897	12.0	83,496	6.1	225,383	8.3	155,375	5.9
Income taxes	44,333	3.0	20,848	1.5	55,396	2.0	40,071	1.5

Net earnings	$134,564	9.0%	$62,648	4.6%	$169,987	6.2%	$115,304	4.4%

Earnings per share (EPS):
Basic	$1.73		$0.80		$2.19		$1.47
Diluted	$1.70		$0.79		$2.16		$1.45

Shares used in calculation of EPS:
Basic	77,783		78,488		77,522		78,586
Diluted	79,264		79,470		78,841		79,633

2nd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline) by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth (Decline)
	Q2 20	Q2 19	Q2 20	Q2 19
Pottery Barn	$563	$525	8.1%	4.2%
West Elm	381	358	7.0	17.5
Williams Sonoma	243	191	29.4	(1.1)
Pottery Barn Kids and Teen	236	228	4.8	3.7
Other	68	69	N/A	N/A
Total	$1,491	$1,371	10.5%	6.5%

*

See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for both Q2 2019 and Q2 2020. Comparable stores that were temporarily closed due to COVID-19 were not excluded from the comparable stores calculation for Q2 2020.

Condensed Consolidated Balance Sheets (unaudited)

In thousands, except per share amounts	August 2, 2020	February 2, 2020	August 4, 2019
Assets
Current assets
Cash and cash equivalents	$947,760	$432,162	$120,467
Accounts receivable, net	128,737	111,737	111,114
Merchandise inventories, net	1,042,340	1,100,544	1,187,728
Prepaid expenses	109,495	90,426	117,017
Other current assets	27,098	20,766	21,693

Total current assets	2,255,430	1,755,635	1,558,019

Property and equipment, net	887,401	929,038	913,059
Operating lease right-of-use assets	1,146,229	1,166,383	1,208,528
Deferred income taxes, net	37,789	47,977	38,803
Goodwill	85,419	85,343	85,348
Other long-term assets, net	75,028	69,666	65,924

Total assets	$4,487,296	$4,054,042	$3,869,681

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$373,086	$521,235	$404,337
Accrued expenses	158,407	175,003	127,137
Gift card and other deferred revenue	292,684	289,613	283,108
Income taxes payable	28,502	22,501	13,065
Current debt	—	299,818	—
Borrowings under revolving line of credit	487,823	—	60,000
Operating lease liabilities	221,575	227,923	222,978
Other current liabilities	102,086	73,462	76,254

Total current liabilities	1,664,163	1,609,555	1,186,879

Deferred rent and lease incentives	24,684	27,659	28,618
Long-term debt	298,995	—	299,719
Long-term operating lease liabilities	1,080,622	1,094,579	1,148,031
Other long-term liabilities	85,910	86,389	84,831

Total liabilities	3,154,374	2,818,182	2,748,078

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—	—
Common stock: $.01 par value; 253,125 shares authorized; 77,796, 77,137 and 78,203 shares issued and outstanding at August 2, 2020, February 2, 2020 and August 4, 2019, respectively	778	772	783
Additional paid-in capital	608,892	605,822	584,828
Retained earnings	736,772	644,794	552,454
Accumulated other comprehensive loss	(12,921)	(14,587)	(15,488)
Treasury stock, at cost	(599)	(941)	(974)

Total stockholders’ equity	1,332,922	1,235,860	1,121,603

Total liabilities and stockholders’ equity	$4,487,296	$4,054,042	$3,869,681

Retail Store Data

(unaudited)

	May 3, 2020	Openings	Closings	August 2, 2020	August 4, 2019
Williams Sonoma	212	—	(2)	210	218
Pottery Barn	201	—	—	201	205
West Elm	119	3	(1)	121	112
Pottery Barn Kids	74	—	(2)	72	78
Rejuvenation	10	—	—	10	10
Total	616	3	(5)	614	623

Condensed Consolidated Statement of Cash Flows (unaudited)

	Twenty-six Weeks Ended
In thousands	August 2, 2020	August 4, 2019
Cash flows from operating activities:
Net earnings	$169,987	$115,304
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	93,120	93,744
(Gain) loss on disposal/impairment of assets	25,408	(6)
Amortization of deferred lease incentives	(2,975)	(4,228)
Non-cash lease expense	108,448	105,437
Deferred income taxes	(2,229)	(8,428)
Tax benefit related to stock-based awards	12,694	14,110
Stock-based compensation expense	33,395	35,401
Other	255	92
Changes in:
Accounts receivable	(16,740)	(4,430)
Merchandise inventories	60,055	(63,576)
Prepaid expenses and other assets	(30,968)	(24,506)
Accounts payable	(141,602)	(127,511)
Accrued expenses and other liabilities	12,117	(30,677)
Gift card and other deferred revenue	2,936	(7,173)
Operating lease liabilities	(113,489)	(111,782)
Income taxes payable	5,988	(8,407)

Net cash provided by (used in) operating activities	216,400	(26,636)

Cash flows from investing activities:
Purchases of property and equipment	(76,123)	(77,189)
Other	241	470

Net cash used in investing activities	(75,882)	(76,719)

Cash flows from financing activities:
Borrowings under revolving line of credit	487,823	60,000
Payment of dividends	(79,274)	(75,453)
Tax withholdings related to stock-based awards	(29,589)	(25,887)
Debt issuance costs	(1,050)	—
Repurchases of common stock	—	(72,131)

Net cash provided by (used in) financing activities	377,910	(113,471)

Effect of exchange rates on cash and cash equivalents	(2,830)	(1,661)
Net increase (decrease) in cash and cash equivalents	515,598	(218,487)
Cash and cash equivalents at beginning of period	432,162	338,954

Cash and cash equivalents at end of period	$947,760	$120,467

Exhibit 1

2nd Quarter GAAP to Non-GAAP Reconciliation

(unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 2, 2020		August 4, 2019		August 2, 2020		August 4, 2019
	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Gross profit	$551,202	37.0%	$483,861	35.3%	$965,462	35.4%	$928,192	35.5%
Outward-related[1]	—		879		—		1,414
Employment-related expense[2]	—		—		—		30
Inventory write-off[3]	—		—		11,378		—
Non-GAAP gross profit	$551,202	37.0%	$484,740	35.4%	$976,840	35.8%	$929,636	35.6%

Selling, general and administrative expenses	$365,841	24.5%	$397,696	29.0%	$731,456	26.8%	$767,895	29.4%
Outward-related[1]	(3,341)		(6,351)		(6,699)		(12,228)
Employment-related expense[2]	—		(623)		—		(7,119)
Asset impairment[4]	(6,355)		—		(21,975)		—
Non-GAAP selling, general and administrative expenses	$356,145	23.9%	$390,722	28.5%	$702,782	25.8%	$748,548	28.7%

Operating income	$185,361	12.4%	$86,165	6.3%	$234,006	8.6%	$160,297	6.1%
Outward-related[1]	3,341		7,230		6,699		13,642
Employment-related expense[2]	—		623		—		7,149
Inventory write-off[3]	—		—		11,378		—
Asset impairment[4]	6,355		—		21,975		—
Non-GAAP operating income	$195,057	13.1%	$94,018	6.9%	$274,058	10.1%	$181,088	6.9%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$44,333	24.8%	$20,848	25.0%	$55,396	24.6%	$40,071	25.8%
Outward-related[1]	451		1,536		1,192		2,964
Employment-related expense[2]	—		(493)		—		(782)
Inventory write-off[3]	—		—		2,940		—
Asset impairment[4]	1,287		—		5,324		—
Non-GAAP income taxes	$46,071	24.4%	$21,891	24.0%	$64,852	24.4%	$42,253	24.0%

Diluted EPS	$1.70		$0.79		$2.16		$1.45
Outward-related[1]	0.04		0.07		0.07		0.13
Employment-related expense[2]	—		0.01		—		0.10
Inventory write-off[3]	—		—		0.11		—
Asset impairment[4]	0.06		—		0.21		—
Non-GAAP Diluted EPS*	$1.80		$0.87		$2.54		$1.68

*	Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information

These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1

During Q2 and year-to-date 2020, we incurred approximately $3.3 million and $6.7 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc. and, during Q2 and year-to-date 2019, we incurred approximately $7.2 and $13.6 million associated with acquisition-related compensation expense and the amortization of acquired intangibles, as well as the operations of Outward, Inc.

2

During Q2 and year-to-date 2019, we incurred approximately $0.6 million and $7.1 million, respectively, of employment-related expense that was primarily associated with severance-related reorganization expenses.

3

During year-to-date 2020, we incurred approximately $11.4 million of inventory write-offs for inventory with minor damage that we could not liquidate through our outlets due to store closures resulting from COVID-19.

4

During Q2 and year-to-date 2020, we incurred approximately $6.4 million and $22.0 million, respectively, of expense associated with store asset impairments due to the impact that COVID-19 had on our retail stores.

Demand comparable brand revenue growth

Demand comparable brand revenue growth includes orders placed but not yet filled or charged to the customer in the quarter.

Return on Invested Capital (“ROIC”)

We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return. We define ROIC as non-GAAP net operating profit after tax (NOPAT), divided by our average invested capital. NOPAT is defined as non-GAAP operating income, plus rent expense, less estimated taxes at the company’s effective tax rate. Average invested capital is defined as the two-year average of total assets less current liabilities, plus capitalized leases, less cash in excess of $200 million.

ROIC is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Our method of determining ROIC may differ from other companies’ methods and therefore may not be comparable.

WSM-IR